CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Highlands Acquisition Corp.

We hereby consent to the use in the Prospectus constituting part of Amendment No. 4 to the Registration Statement on Form S-1 of our report dated September 7, 2007, on the financial statements of Highlands Acquisition Corp. as of August 31, 2007 and for the period from April 26, 2007 (inception) to August 31, 2007, which appears in such Prospectus. We also consent to the reference to our Firm under the caption ‘‘Experts’’ in such Prospectus.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

September 27, 2007